Exhibit 99.29
                                 -------------
                Computational Materials and/or ABS Term Sheets



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Silent Seconds
Group 1

                                  UPB                    %
Silent Seconds (Only)                  $24,881,507.09      12.58%
Total (Entire Pool)                   $197,809,381.03

Resulting OCLTV
                                  OCLTV
Silent Seconds (Only)                          97.35%
Total (Entire Pool)                            78.56%